Exhibit 99.2

LEONARD-MERON BIOSCIENCES, INC.

2013 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

Leonard-Meron Biosciences, Inc., a Delaware corporation (the “Company”), pursuant to its 2013 Stock Plan (the “Plan”), hereby grants to the participant listed below an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. For the avoidance of doubt, this Notice of Grant is considered part of the Stock Option Agreement.

Optionee Name:			Grant No.:

Address:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:		Incentive Stock Option
	X	Nonstatutory Stock Option

Term/Expiration Date:	10 Years from the Date of Grant

Vesting Schedule:

Subject to accelerated vesting as set forth in the Plan, in the Stock Option Agreement or below, this Option may be exercised, in whole or in part, in accordance with the following schedule, except as set forth in Section 6 of the Stock Option Agreement:

This Option shall vest 1/3 on the one year anniversary of the Vesting Commencement Date; 1/3 on the second anniversary of the Vesting Commencement Date; and 1/3 on the third anniversary of the Vesting Commencement Date, in each case subject to Optionee’s continued service on the Company’s Board of Directors.

Termination Period:	This Option may be exercised at any time (but in no event later than the Expiration Date).

Additional Terms/Acknowledgements: The undersigned option recipient acknowledges receipt of, and understands and agrees to, this Notice of Grant, the Stock Option Agreement and the Plan. The undersigned option recipient further acknowledges that as of the Date of Grant, this Notice of Grant, the Stock Option Agreement, and the Plan set forth the entire understanding between the undersigned and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to the undersigned under the Plan.

If the Company participates in an electronic incentive plan management system, the undersigned option recipient will not be entitled to any of the benefits under this Notice of Grant, the Stock Option Agreement and the Plan unless and until the undersigned accepts the option grant through the electronic grant notification system maintained by or on behalf of the Company. In such case, the undersigned option recipient agrees to access copies of the Plan on the Company’s intranet or on the website of the Company’s designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices. By accepting the option grant, the undersigned option recipient irrevocably agrees, and agrees on behalf of the undersigned’s successor and permitted assigns, to all of the terms and conditions of the grant as set forth in this Notice of Grant, the Stock Option Agreement and the Plan (as such may be amended from time to time).

Dated:

OPTIONEE:	LEONARD-MERON BIOSCIENCES, INC.

By:
(signature)
Name:

(printed name)	Title:

LEONARD-MERON BIOSCIENCES, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Leonard-Meron Biosciences, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Leonard-Meron Biosciences, Inc. 2013 Stock Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option. To the extent of any conflict between the terms of this Stock Option Agreement and the Plan, the terms of the Plan shall control. The Optionee will not be entitled to any of the benefits under this Stock Option Agreement unless and until Optionee accepts the Option grant either in writing or through the electronic grant notification system maintained by or on behalf of the Company, if any. By accepting the Option grant, the Optionee irrevocably agrees, and agrees on behalf of Optionee’s successor and permitted assigns, to all of the terms and conditions of this Option as set forth in or pursuant to the Notice of Grant, this Stock Option Agreement and the Plan.

If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, or any successor provision.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 8 of the Plan as follows.

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(a)(iii).

(iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Optionee’s Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Optionee shall, unless waived by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check or

(c) at the discretion of the Board or Committee, any other method permitted by the Plan.

5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan and the Shares covered by this Option have been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Termination of Relationship. In the event of termination of Optionee’s employment or consulting relationship with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee’s consulting or employment relationship or as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code or any successor provision), Optionee may, but only within twelve (12) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

8. Death of Optionee. In the event of the death of Optionee during the term of this Option and, with respect to a Consultant, during such Consultant’s continuing consulting relationship with the Company or within ninety (90) days of termination of Consultant’s relationship with the Company and, with respect to an employee, during such employee’s employment relationship with the Company or within ninety (90) days of termination of such employee’s relationship with the Company, the Option may be exercised, at any time within twelve (12) months following the date of termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that Optionee was entitled to at the date of death.

9. Nontransferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant and the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) stockholders shall apply to this Option.

11. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If the Optionee is an employee, the Company will be required to withhold from Optionee’s compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods: (i) by cash payment or (ii) out of Optionee’s current compensation.

12. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE WILL ALSO BE SUBJECT TO APPLICABLE STATE INCOME TAX LAWS AND REGULATIONS. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of adjustment to the alternative minimum tax for federal tax purposes in the year of exercise and may subject the Optionee to the alternative minimum tax.

(b) Exercise of Nonstatutory Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one (1) year after exercise and are disposed of at least two (2) years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one (1) year after exercise or within two (2) years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) in an amount equal to the excess of the lesser of (1) the fair market value of the Shares on the date of exercise, or (2) the sale price of the Shares over the Exercise Price paid for those shares. The Company will also be allowed a deduction equal to any such amount recognized, subject to the requirement that the compensation be reasonable.

(d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two (2) years after the Date of Grant, or (2) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

13. Application of Section 409A. Optionee acknowledges that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Notice of Grant is at least equal to the Fair Market Value per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. If at any time the Common Stock is not traded on an established securities market, the Fair Market Value will be determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. Optionee acknowledges that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and Optionee shall not make any claim against the Company, or any of its officers, directors, employees or affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

14. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed Optionee or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws, and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

15. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE ISSUER’S STOCK PLAN AND THE STOCK OPTION AGREEMENT RELATING TO THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL AND REPURCHASE ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any Optionee or other transferee to whom such Shares shall have been so transferred.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the Committee that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee.

18. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

19. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit in the United States mail by certified mail, with postage and fees prepaid, or via electronic transmission, addressed to the other party at its address as such party may designate in writing from time to time to the other party. Any notice given by the Company to Optionee directed to Optionee’s address on file with the Company shall be effective to bind Optionee and any other person who shall have acquired rights under this Option. Notices delivered to the Company in person or by mail shall be addressed as follows:

Leonard-Meron Biosciences, Inc.
Attn:

20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Optionee’s term of employment or service with the Company and thereafter until withdrawn in writing by Optionee.

21. Data Privacy. Optionee consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Option for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee acknowledges that the Company holds certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Optionee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee or the Company may elect to deposit any shares of stock acquired upon exercise of the Option.

22. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

23. 2013 Stock Plan. Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Option.

EXHIBIT A

LEONARD-MERON BIOSCIENCES, INC.

EXERCISE NOTICE

LEONARD-MERON BIOSCIENCES, INC.

Attention: Secretary

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _____________ shares of the Common Stock (the “Shares”) of Leonard-Meron Biosciences, Inc. (the “Company”) under and pursuant to the Company’s 2013 Stock Plan, as amended (the “Plan”) and the Nonstatutory Stock Option Agreement dated _______________ ___, _______ (the “Option Agreement”). The purchase price for the Shares shall be $__________ as required by the Option Agreement. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee’s own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act, all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Company’s Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Federal Restrictions on Transfer. Optionee understands that the Shares have not been registered under the Securities Act and therefore cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee. Specifically, Optionee has been advised that Rule 144 promulgated under the Securities Act, which permits certain resales of unregistered securities, is not presently available with respect to the Shares and, in any event requires that the Shares be paid for and then be held for at least six (6) months (and in some cases one (1) year) before they may be resold under Rule 144.

5. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal pursuant to the Option Agreement. Except for any rights granted in a separate agreement with the Company, upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Notice of Grant/Option Agreement and any Investment Representation statement executed and delivered to Company by Optionee shall constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	LEONARD-MERON BIOSCIENCES, INC.

By:
Name:
Title:

Address:	Address:

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:

COMPANY	:	LEONARD-MERON BIOSCIENCES, INC.

SECURITY	:	Common Stock

AMOUNT	:	Shares

In connection with the purchase of the above-listed Securities, I, the Optionee, represent to the Company the following.

1. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is purchasing the securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Optionee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein.

3. Optionee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Optionee understands that the Company is under no obligation to register the securities. In addition, Optionee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

4. Optionee is familiar with the provisions of Rules 144 and 701, promulgated under the Securities Act, that permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a nonpublic offering, subject to the satisfaction of certain conditions.

In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the securities exempt under Rule 701 may be resold by the Optionee ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act) and in the case of an affiliate, the availability of certain public information about the Company and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(3), if applicable.

If the purchase of the securities does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Optionee in certain limited circumstances subject to the provisions of Rule 144, which require: (a) the availability of certain public information about the Company; (b) the resale occurring not less than six (6) months after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities to be sold; and (c) in the case of an affiliate, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as that term is defined under the Exchange Act) and the amount of securities being sold during any three-month period not exceeding the specified limitations.

5. Optionee further understands that at the time Optionee wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rules 144 or 701, and that, in such event, Optionee would be precluded from selling the securities under Rules 144 or 701 even if the six-month minimum holding period had been satisfied.

6. Optionee further understands that in the event all of the applicable requirements of Rules 144 or 701 are not satisfied, registration under the Securities Act or some registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their brokers who participate in such transactions do so at their own risk.

Date:	Signature of Optionee: